UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2007

CELEBRATE EXPRESS, INC.

(Exact name of Registrant as specified in its charter)

Washington	000-50973	91-1644428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 – 120th Avenue NE

Kirkland, Washington  98033

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 26, 2007, Celebrate Express, Inc. (the “Company”) announced that it will cease customer service and print manufacturing operations in its Kirkland, Washington facility. These functional areas will be consolidated at the Company’s facility in Greensboro, North Carolina. The decision will impact approximately 48 employees in the Company’s Kirkland, Washington location as no employees will be relocating in connection with this move. The Company expects the transition to be complete by July 2007.

The Company currently estimates that the total cost of these actions will range from $250,000 to $300,000. The total costs will be composed of approximately $125,000 in severance and other employee costs, and $125,000 to $175,000 of freight, travel and other costs associated with the transfer of equipment and functions to Greensboro, North Carolina.

Forward-Looking Statements

This Form 8-K contains forward-looking statements, including, without limitation, all statements related to plans, future events, estimates and future performance. Forward-looking statements are identifiable by words such as “estimates,” “anticipate,” “expected,” “plan,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which reflect only an analysis and speak only as of the date of this Form 8-K. Celebrate Express undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

The information in the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in the exhibit shall not be deemed to be incorporated by reference into the filings of Celebrate Express, Inc. under the Securities Act of 1933, as amended.

(d)	Exhibits.

Exhibit	Description

99.1	Press Release, dated April 26, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2007	CELEBRATE EXPRESS, INC.

By:	/s/ Darin L. White
Darin L. White
Vice President, Finance